Exhibit 24.9 - Certified copy of the Resolution of the Board of Directors authorizing signatures pursuant to power of attorney

                                     EXTRACT
                                      FROM
                           BOARD OF DIRECTORS MEETING
                                 MARCH 10, 2004


     After discussion, upon motion duly seconded, it was

          RESOLVED, that the Form 10-K for the year ended December 31, 2003, in form substantially similar to that which has been reviewed by the Directors of the Corporation, is hereby approved; and, be it further

          RESOLVED, that the Proper Officers of the Corporation be, and hereby are, and each of them with the full authority without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute the Corporation's Form 10-K for the year ended December 31, 2003, in a form substantially similar to the form approved by the Directors of the Corporation, with such changes as such Proper Officers, with the concurrence of the Disclosure Committee, deem necessary or desirable, the execution by such Proper Officers to be conclusive evidence that they or he/she deemed such changes to be necessary or desirable, and to execute any amendments to such Form 10-K, to procure all necessary signatures thereon, and to file such Form 10-K and any amendments when so executed (together with appropriate exhibits thereto) with the Securities and Exchange Commission; and, be it further

          RESOLVED, that the Directors of the Corporation have reviewed the Corporation's notice of annual meeting of shareholders, proxy statement and annual report for the annual meeting to be held on May 20, 2004, and hereby approve the filing of such documents with the Securities and Exchange Commission, the New York Stock Exchange and/or the Pacific Stock Exchange, as required by applicable law or regulation, in a form substantially similar to the form presented to the Directors of the Corporation, with such changes as such Proper Officers, with the concurrence of the Disclosure Committee, deem necessary or desirable; and, be it further

          RESOLVED, that the Proper Officers of the Corporation be, and hereby are, and each of them with the full authority without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to cause copies of the Corporation's notice of annual meeting of shareholders, proxy statement and annual report, each in a form substantially similar to the form approved by the Directors of the Corporation, with such changes as such Proper Officers, with the concurrence of the Disclosure Committee, deem necessary or desirable, the execution by such Proper Officers to be conclusive evidence that they or he/she deemed such changes to be necessary or desirable, along with any amendments thereto, to be (i) mailed to each shareholder of the Corporation and to each shareholder who becomes a shareholder of record prior to the close of business on March 22, 2004; and (ii) filed with the Securities and Exchange Commission and the New York and Pacific Stock Exchanges as required by applicable law or regulation; and, be it further


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          RESOLVED, that the Proper Officers of the Corporation are, authorized, empowered and directed in the name and on behalf of the Corporation to execute and deliver any and all such documents, certificates, instruments, agreements, or regulatory filing, including any amendments, modifications, or supplements thereto, and to take all such further action as any such
     officer  or  other  such  authorized   person  deems   necessary,   proper,
     convenient, or desirable in order to carry out the foregoing resolutions and to effectuate the purposes and intents thereof, the taking of any such action to be conclusive evidence of the approval thereof by the directors of the Corporation; and, be it further

          RESOLVED, that all actions previously taken and all documents, instruments, certificates and the like previously executed by directors or officers of the Corporation or other authorized persons in connection with the matters referred to in the foregoing resolutions be hereby approved, ratified and confirmed in all respects; and, be it further

          RESOLVED, that each of the Chairman, the Chief Executive Officer, any President, any Executive Vice President, Senior Vice President or any Vice President of the Corporation shall be considered a Proper Officer of the Corporation for the purposes of each of the foregoing resolutions.



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